Exhibit 99.1

eXp World Holdings, Inc. Reports Record First Quarter 2017 Financial Results

Q1 2017 Revenues Accelerate; Increasing 208% to Record $22.0 Million

BELLINGHAM, WA – May 16, 2017 – eXp World Holdings, Inc. (OTCQB: EXPI), the holding company for eXp Realty LLC, The Agent-Owned Cloud Brokerage®, has provided a corporate update and its financial results for the first quarter ended March 31, 2017.

First Quarter 2017 Company Highlights

●	Revenues in the first quarter of 2017 increased 208% to $22.0 million, compared to $7.1 million in the same year-ago quarter. Sequentially, this represents growth of 22% when compared to $18.0 million in the fourth quarter of 2016.

●	Net loss in the first quarter of 2017 decreased to $0.1 million, or $(0.00) per diluted share, compared to net loss of $0.6 million, or $(0.01) per diluted share in the same year-ago quarter.

●	Adjusted EBITDA (a non-GAAP financial measure) remained flat at $0.1 million in the first quarter of 2017, compared to $0.1 million in the same year-ago quarter.

●	Agents and brokers on the eXp Realty platform increased 183% to 3,118 on March 31, 2017, compared to 1,103 in the same year-ago period. Sequentially, this represents growth of 23% when compared to 2,401 agents and brokers on the platform on December 31, 2016. As of May 12, 2017, the number of agents and brokers totaled 3,432.

Management Commentary

“The rapid agent growth we experienced in 2016 has continued to accelerate in the first quarter of 2017, which drove record revenues of $22 million,” said Glenn Sanford, Founder, CEO and Chairman of eXp World Holdings, Inc. “This growth is a testament to the superior agent experience provided by our agent-centric model, which consists of a fully immersive cloud-based office environment, industry best revenue sharing incentives and unique agent-ownership opportunities.

“We expect our agent growth trajectory to continue apace and revenue growth to continue accelerating as we attract ambitious, top producing agents away from legacy brick and mortar offices and to the eXp platform. We also recently attracted four highly qualified industry veterans to our management team—from firms such as Zillow, DocuSign, Onboard Informatics and Keller Williams—which we believe attests to the increasing prominence of our brokerage and the value proposition we provide.

“As we move forward in 2017, we will continue investing in our core infrastructure to support our growth. The foundation we are building today will allow us to efficiently scale our innovative business model into a much larger, more mature organization, which ultimately, will create notable value for our shareholders.”

First Quarter 2017 Financial Results

Revenues increased 208% to a record $22.0 million in the first quarter of 2017, compared to $7.1 million in the first quarter of 2016. Sequentially, revenues increased 22% when compared to revenue of $18.0 million in the fourth quarter of 2016. This growth is a direct result of the increased agent count and corresponding higher revenues realized by the Company’s real estate brokerage division, eXp Realty.

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In the first quarter of 2017, eXp Realty added 717 agents and brokers to its platform, an increase of 195% when compared to 243 agents and brokers added in the first quarter of 2016. This represents a sequential increase of 23% when compared to 585 agents added in the fourth quarter of 2016. eXp Realty ended the first quarter of 2017 with 3,118 real estate professionals on its platform across 43 states, the District of Columbia and Alberta, Canada. As of May 12, 2017, eXp Realty had 3,432 agents on its platform.

During the first quarter of 2017, net loss from operations was $43,000, compared to a net loss from operations of $0.6 million in the first quarter of 2016. This improvement was primarily due to higher revenues, resulting from an increasing number of real estate professionals on the eXp platform, as well as a $0.6 million decrease in non-cash expenses.

Adjusted EBITDA (a non-GAAP financial measure) in the first quarter of 2017 totaled $0.1 million, compared to $0.1 million in the first quarter of 2016.

Net loss in the first quarter of 2017 was $(0.1) million, or $(0.00) per diluted share, compared to a net loss of $0.6 million, or $(0.01) per diluted share, in the first quarter of 2016. This improvement was primarily attributed to the aforementioned increase in revenue, as well as a $0.6 million decrease in non-cash expenses.

Cash and cash equivalents as of March 31, 2017 were $1.8 million, compared to $1.7 million as of December 31, 2016. Net operating cash flow in the first quarter of 2017 was $157,000, compared to $(89,000) in the same year-ago quarter.

As of the date of this press release, the Company’s independent registered public accounting firm has not yet completed their interim review procedures relating to our unaudited consolidated financial statements for the three months ended March 31, 2017.

About eXp World Holdings, Inc.
eXp World Holdings, Inc. (OTCQB: EXPI) is the holding company for eXp Realty LLC, the Agent-Owned Cloud Brokerage®. As a full-service real estate brokerage, eXp Realty provides 24/7 access to collaborative tools, training, and socialization for real estate brokers and agents through its 3-D, fully-immersive, cloud office environment. eXp Realty, LLC and eXp Realty of Canada, Inc. also feature an attractive revenue sharing program that pays agents a percentage of gross commission income earned by fellow real estate professionals who they attract into the Company.

As a publicly-traded company, eXp World Holdings, Inc. uniquely offers real estate professionals within its ranks opportunities to earn company stock for production and contributions to overall company growth.

For more information, please visit the Company’s Twitter, LinkedIn, Facebook, YouTube, or visit www.eXpRealty.com.

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Use of Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, this press release includes references to Adjusted EBITDA, a non-GAAP financial measure. We view Adjusted EBITDA as an operating performance measure and, as such, we believe that the GAAP financial measure most directly comparable to it is net income (loss). We define Adjusted EBITDA as net income excluding interest, income taxes, depreciation, amortization, and stock based compensation. We believe that Adjusted EBITDA provides us an important measure of operating performance and enhances comparability while providing investors with useful insight into the underlying trends of the business. Our use of Adjusted EBITDA has limitations as an analytical tool, and this measure should not be considered in isolation or as a substitute for an analysis of our results as reported under GAAP, as the excluded items may have significant effects on our operating results and financial condition. Additionally, our measure of Adjusted EBITDA may differ from other companies' measure of Adjusted EBITDA. When evaluating our performance, Adjusted EBITDA should be considered with other financial performance measures, including various cash flow metrics, net income and other GAAP results. In the future, we may disclose different non-GAAP financial measures in order to help our investors and others more meaningfully evaluate and compare our future results of operations to our previously reported results of operations.

Safe Harbor Statement

The statements contained herein may include statements of future expectations and other forward-looking statements that are based on management’s current views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in such statements. Such forward-looking statements speak only as of the date hereof, and the Company undertakes no obligation to revise or update them. These statements include, but are not limited to, statements about the Company’s expansion, revenue growth, operating results, financial performance and net income changes. Such statements are not guarantees of future performance. Important factors that may cause actual results to differ materially and adversely from those expressed in forward-looking statements include changes in business or other market conditions; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings, including but not limited to the most recently filed Annual Report on Form 10-K.

Investor Relations Contact:

Greg Falesnik

Managing Director

MZ Group – MZ North America

949-385-6449

greg.falesnik@mzgroup.us

www.mzgroup.us

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EXP WORLD HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31,	December 31,
	2017	2016

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,790,640	$1,684,608
Restricted cash	786,246	481,704
Accounts receivable, net of allowance $187,000 and $133,845, respectively	3,335,924	3,015,767
Prepaids and other assets	550,871	383,563

TOTAL CURRENT ASSETS	6,463,681	5,565,642

OTHER ASSETS
Fixed assets, net	804,494	538,405

TOTAL OTHER ASSETS	804,494	538,405

TOTAL ASSETS	$7,268,175	$6,104,047

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$467,595	$317,420
Customer deposits	786,246	481,704
Accrued expenses	3,269,709	2,742,119
Notes payable	21,974	35,778

TOTAL CURRENT LIABILITIES	4,545,524	3,577,021

Commitments and contingencies	–	–

STOCKHOLDERS' EQUITY
eXp World Holdings, Inc. Stockholders' Equity:
Common Stock, $0.00001 par value 220,000,000 shares authorized; 52,611,239 shares and 52,316,679 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	525	523
Additional paid-in capital	34,791,174	34,526,859
Accumulated deficit	(32,074,290)	(32,004,561)
Accumulated other comprehensive income (loss)	5,242	4,205

TOTAL STOCKHOLDERS' EQUITY	2,722,651	2,527,026

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$7,268,175	$6,104,047

The accompanying notes are an integral part of these condensed consolidated financial statements.

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EXP WORLD HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31,
	2017	2016

Net revenues	$22,011,237	$7,142,812

Operating expenses
Cost of revenues	19,279,626	6,110,987
General and administrative	2,109,352	1,425,158
Professional fees	364,460	143,375
Sales and marketing	301,222	77,143

Total expenses	22,054,660	7,756,663

Net income (loss) from operations	(43,423)	(613,851)

Other income and (expenses)
Other income	–	7
Interest expense	(1,715)	–

Total other income and (expenses)	(1,715)	7

Income (loss) from before income tax expense	(45,138)	(613,844)

Income tax expense	(24,591)	(11,603)

Net income (loss)	(69,729)	(625,447)

Net loss attributable to non-controlling interest in subsidiary	–	5,580

Net income (loss) attributable to common shareholders	$(69,729)	$(619,867)

Net income (loss) per share attributable to common shareholders
Basic from continuing operations	$(0.00)	$(0.01)
Diluted from continuing operations	$(0.00)	$(0.01)

Weighted average shares outstanding
Basic	52,416,392	50,617,769
Diluted	52,416,392	50,617,769

The accompanying notes are an integral part of these condensed consolidated financial statements.

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EXP WORLD HOLDINGS, INC.

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

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